Exhibit 23.1

CBIZ Canada LLP

235 Carlaw Avenue
5th Floor, Toronto
ON M4M 2S1, Canada

P: 833-665-5455
Chartered Professional Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2026 with respect to the consolidated financial statements of Firefly Neuroscience, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ Canada LLP

Toronto, ON, CA

May 19, 2026